Exhibit 10.1

FIRST AMENDMENT
TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 26, 2016 and is entered into by and among MASTERCARD INCORPORATED, a Delaware corporation (the “Company”), and the Lenders (as defined below) signatory hereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Company has entered into that Amended and Restated Credit Agreement, dated as of October 21, 2015, among the Company, the Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (collectively, the “Lenders”), and Citibank, N.A. (“Citibank”), as managing administrative agent for the Lenders thereunder (the “Managing Administrative Agent”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Company and the Lenders signatory hereto constituting the Required Lenders have agreed to amend certain provisions of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT
a.    Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”; any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
b.    Section 1.1 of the Credit Agreement is hereby further amended by amending and restating clause (iv) of the defined term “Defaulting Lender” in its entirety by replacing it with the following:
“(iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 2.21 as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will cause the relevant Defaulting Lender to become a Non-Defaulting Lender) or such Lender has become the subject of a Bail-in Action.”
c.    Section 2.21 of the Credit Agreement is hereby amended by amending and restating clause (c)(i) thereof in its entirety by replacing it with the following:
“(i) the Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments (without giving effect to such Defaulting Lender’s Commitment); provided that (i) the sum of the total outstanding principal amounts of each Non-Defaulting Lender’s Revolving Credit Loans and its Swing Line Exposure (including, as applicable, in its capacity as Swing Line Lender) may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (ii) subject to Section 9.21, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim any Borrower, the Managing Administrative Agent, any Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and”

d.    Section 9 of the Credit Agreement is hereby amended by inserting the following provision immediately after Section 9.20 therein:
“9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION II.	EFFECTIVENESS
This Amendment shall become effective as of the date hereof only upon the receipt by the Managing Administrative Agent (or its counsel) of a counterpart signature page of this Amendment duly executed by the Company and the Required Lenders (the date of such receipt being referred to herein as the “First Amendment Effective Date”).

SECTION III.	REPRESENTATIONS AND WARRANTIES
In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true and correct in all material respects:

a.    Corporate Power and Authority. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.
b.    No Legal Bar. The execution, delivery and performance of this Amendment by the Company will not violate any Requirement of Law or Contractual Obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that such violation or imposition of Liens could not reasonably be expected to have a Material Adverse Effect.
c.    Governmental Consent. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices or filings that if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.
d.    Binding Obligation. This Amendment has been duly executed and delivered on behalf of the Company. This Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
e.    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 3 of the Credit Agreement (after giving effect to this Amendment) are and will be true and correct in all material respects (except that such representations and warranties that are qualified as to materiality are true and correct in all respects) on and as of the First Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were so true and correct as of such earlier date.
f.    Absence of Default. No Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment.

SECTION IV.	MISCELLANEOUS
a.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)     On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)     This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement.
(iv)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.
b.    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
c.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
d.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Managing Administrative Agent.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MASTERCARD INCORPORATED

By: /s/ Alfred Kibe
Name: Alfred Kibe
Title: Assistant Treasurer

CITIBANK, N.A.

By: /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

J.P. Morgan Chase Bank, N.A.

By: /s/ Kortney Knight
Name: Kortney Knight
Title: Vice President

Bank of China, New York Branch

By: /s/ Haifeng Xu
Name: Haifeng Xu
Title: Executive Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

U.S. Bank National Association

By: /s/ Allison Burgun
Name: Allison Burgun
Title: Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By: /s/ Suzanne Ley
Name: Suzanne Ley
Title: Vice President

BARCLAYS BANK, PLC as Lender

By: /s/ Daniel Packman
Name: Daniel Packman
Title: Director

GOLDMAN SACHS BANK USA

By: /s/ Reg Williams
Name: Reg Williams
Title: Authorized Signatory

Industrial and Commercial Bank of China Limited, New York Branch

By: /s/ Jeffery Roth
Name: Jeffery Roth
Title: Director

By: /s/ Shulin Peng
Name: Shulin Peng
Title: Managing Director

LLOYDS BANK PLC

By: /s/ Daven Popat
Name: Daven Popat - P003
Title: Senior Vice President

By: /s/ Erin Walsh
Name: Erin Walsh - W004
Title: Assistant Vice President

Bank of America, N.A.

By: /s/ Derek Miller
Name: Derek Miller
Title: Vice President

MIZUHO BANK, LTD.

By: /s/ David Lim
Name: David Lim
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND plc, as Lender

By: /s/ Joseph A. Conte
Name: Joseph A. Conte, CFA
Title: Vice President

Bank of Montreal

By: /s/ Lauren VonderHeid
Name: Lauren VonderHeid
Title: Vice President

Morgan Stanley Bank, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

PNC Bank, National Association

By: /s/ Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

Commonwealth Bank of Australia

By: /s/ Stephen McCarthy
Name: Stephen McCarthy
Title: Associate Director

Standard Chartered Bank

By: /s/ Steven Aloupls
Name: Steven Aloupls A2388
Title: Managing Director

Wells Fargo Bank, N.A.

By: /s/ Heidi Samuels
Name: Heidi Samuels
Title: Director

Commerzbank AG, New York Branch

By: /s/ Pedro Bell
Name: Pedro Bell
Title: Director

By: /s/ Anne Culver
Name: Anne Culver
Title: Assistant Vice President

HSBC Bank USA, N.A.

By: /s/ David Rebibo
Name: David Rebibo
Title: Director

BANCO SANTANDER, N.A.

By: /s/ Federico Robin
Name: Federico Robin
Title: Executive Director

By: /s/ Paloma Garcia Castro
Name: Paloma Garcia Castro
Title: Associate